Exhibit 99.2- Form 3 Joint Filer Information

Name: Harvey P. Eisen

Address: 100 South Bedford Road, Mt. Kisco NY 10549

Designated Filer: Bedford Oak Advisors, LLC

Issuer & Ticker Symbol: National Holdings Corporation [NHLD]

Date of Event Requiring Statement: November 13, 2009